UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	November 17, 2022

Verb Technology Company, Inc.
(Exact Name of Registrant as Specified in Charter)

Nevada	001-38834	90-1118043
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

3401 North Thanksgiving Way, Suite 240 Lehi, Utah	84003
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code:	(855) 250-2300

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001	VERB	The Nasdaq Stock Market LLC
Common Stock Purchase Warrants	VERBW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Approval of Cost Savings Plan and Equity Awards

On November 17, 2022, the board of directors (the “Board”) of Verb Technology Company, Inc. (the “Company”) approved a cost savings plan to improve the Company’s liquidity and preserve cash for operations (the “Cost Savings Plan”). In connection with the Cost Savings Plan, the Company’s executive officers and directors agreed to accept a 25% reduction in cash compensation (the “Cash Compensation Reduction”) over a four-month period commencing December 1, 2022 and ending March 31, 2023 (the “Cost Savings Period”). In consideration of the reduction in cash compensation, the Board approved equity award grants as summarized below.

Executive Officers

In exchange for each executive officer’s agreement to participate in the Cash Compensation Reduction, on November 17, 2022, the Board granted restricted stock unit awards (the “Cost Savings RSUs”) under the Company’s 2019 Omnibus Incentive Plan (the “2019 Plan”) covering 371,208 and 189,390 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), to Rory J. Cutaia, the Company’s Chairman of the Board, President, Chief Executive Officer and Secretary, and Salman H. Khan, the Company’s Chief Financial Officer and Treasurer, respectively. The Cost Savings RSUs vest in four equal installments on the last day of each month during the Cost Savings Period, with vesting commencing on December 31, 2022.

Non-Employee Directors

In exchange for each non-employee director’s agreement to participate in the Cash Compensation Reduction, on November 17, 2022, the Board granted equity awards to each of its non-employee directors pursuant to the terms of the 2019 Plan. James P. Geiskopf, the Company’s Lead Director, was granted a restricted stock unit award under the 2019 Plan covering 132,572 shares of Common Stock, and each of Judith Hammerschmidt, Kenneth S. Cragun, Phillip J. Bond, and Edmund C. Moy, the Company’s other non-employee directors, were granted stock options to purchase up to 56,818 shares of the Common Stock (the “Cost Savings Options,” and, collectively with Mr. Geiskopf’s restricted stock unit award, the “Director Grants”). The Cost Savings Options have an exercise price equal to $0.22, which reflects a premium to the closing share price of the Common Stock on the grant date, and will have no intrinsic value unless and until the trading price of the Common Stock rises following the date of grant. The Director Grants vest in four equal installments on the last day of each month during the Cost Savings Period, with vesting commencing on December 31, 2022. The Cost Savings Options have a term of five years following the date of grant.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 23, 2022	Verb Technology Company, Inc.

	By:	/s/ Rory J. Cutaia
	Name:	Rory J. Cutaia
	Title:	President and Chief Executive Officer